                                                                   EXHIBIT 10.56

                            DATED 10 September, 2001

                                             We hereby certify this to be a true
                                             copy of the original document.
                                             Dated 10/10/01
                                                        /s/ Eversheds
                                             -----------------------------------
                                             Eversheds



                            PARABOLA ESTATES LIMITED
                                       and
                         REFLECTIONS INTERACTIVE LIMITED




                                      LEASE


      of Premises on the fifth and sixth floors of the Building, known as Central Square South, Orchard Street, Newcastle upon Tyne


                                    [LOGO]
                                   DICKINSON
                                 DEES Law Firm
          St Ann's Wharf, 112 Quayside, Newcastle upon Tyne, NE99 1SB.
                 Telephone (0191) 279 9000  Fax (0191) 279 9100
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                                    CONTENTS

1.   Particulars ............................................................  1

2.   Definitions And Interpretation .........................................  2

3.   Demise ................................................................. 12

4.   Tenant's Covenants ..................................................... 12

5.   Landlord's Covenants ................................................... 32

6.   Insurance .............................................................. 33

7.   Guarantor's Covenants .................................................. 39

8.   Provisos ............................................................... 42

9.   Break Clause ........................................................... 44

10.  Landlord And Tenant (Covenants) Act 1995 ............................... 44

11.  Rights Of Third Parties ................................................ 44

First Schedule .............................................................. 45

Second Schedule ............................................................. 47

Third Schedule .............................................................. 49

Fourth Schedule ............................................................. 57

Fifth Schedule .............................................................. 58

HEAD LEASE OF PART: DATED

1.  PARTICULARS

1.1  LANDLORD:                PARABOLA ESTATES LIMITED (CRN 3540618)
                              whose Registered Office is situate at The Old
                              Vicarage Matfen Northumberland NE20 0RS

1.2  TENANT:                  REFLECTIONS INTERACTIVE LIMITED (CRN 3545385)
                              of Hanover House 14 Hanover Square London W12S 1HP

1.3  GUARANTOR:               None

1.4  BUILDING:                ALL THAT land shown for the purpose of
                              identification only edged red on Plan No. 1 and the building erected thereon known as Central
                              Square South, Orchard Street, Newcastle upon Tyne

1.5  PREMISES:                the premises on the fifth and sixth floors of the
                              Building more particularly delineated on Plan
                              Numbers 2 and 3 and thereon shown edged red comprising approximately 23,285 square feet

1.6  TERM COMMENCEMENT DATE:  20 August 2001

1.7  CONTRACTUAL TERM:        Ten (10) years commencing on the Term
                              Commencement Date and expiring on 19 August 2011

1.8  RENT COMMENCEMENT DATE:  20 November 2001

1.9  INITIAL RENT:            (Pound Sterling) 454,057.50 (four fifty four
                              thousand fifty seven Pounds, 50p)
                              (ie at Pound Sterling 19.50 per square foot)

1.10 REVIEW DATES:            The fifth anniversary of the Term Commencement
                              Date and the penultimate day of the Term and "Review Date" means any one of the Review Dates

1.11 INTEREST RATE:           3% per year above the base lending rate of Lloyds
                              TSB Bank Plc or such other bank (being a member of the Committee of London and Scottish Bankers) as the Landlord may from time to time nominate in writing and "Interest" means interest during the period from the date on which payment is due to

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                                        the date of payment both before and
                                        after any judgement at the Interest Rate then prevailing from time to time or (should the base lending rate referred to above cease to exist) such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Landlord's Surveyor acting as an expert and not as an arbitrator

    1.12  PERMITTED USER:               Use as offices and for a sound recording
                                        studio

    1.13  INTERIOR DECORATING YEAR      The fifth year of the Term

2.  DEFINITIONS AND INTERPRETATION

    2.1 Unless the context otherwise requires the expressions defined in clauses 1 and 2 hereof shall have the meanings specified in this Lease

          2.1.1  "Basic Rent"           means the Initial Rent and rent
                                        ascertained in accordance with the Third
                                        Schedule and (where the context so
                                        admits) shall also include any rent the
                                        amount of which is determined by the
                                        court under Section 24A of the 1954 Act

          2.1.2  "Common Parts"         means such entrances (including the
                                        atrium of the Building) passages fire
                                        escape ways staircases service roads
                                        service yards forecourts footpaths
                                        ground floor lavatories plant rooms bin
                                        stores/compounds and other areas of the
                                        Building from time to time provided for
                                        the common use of tenants occupiers
                                        visitors or any of them and connecting
                                        the Building to the Parking Areas (other than such parts as are maintainable at the public expense) but excluding any such other areas which are from time to time designated by the Landlord for use by individual tenants or licensees


2.1.3  "Connected Person"               means any person firm or company which
                                        is connected with the Tenant as defined
                                        in Section

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                                           839 of the Income & Corporation
                                           Taxes Act 1988

         2.1.4    "Conducting Media"       means all pipes sewers drains mains
                                           ducts conduits gutters watercourses
                                           wires cables channels flues masts
                                           aerials and all other conducting
                                           media and includes any fixings
                                           louvres cowls and other ancillary
                                           apparatus

         2.1.5    "Development"            has the meaning given by Section 55
                                           of the Town and Country Planning
                                           Act 1990

         2.1.6    "External Car Parking    means the licence relating to the
                  Licence"                 External Car Parking Spaces to be
                                           granted by the Landlord to the
                                           Tenant (and executed by the parties
                                           hereto immediately after the
                                           execution of this Lease)

         2.1.7    "External Car Parking    means an initial number of 21 (twenty
                  Spaces"                  one) external car parking spaces the
                                           subject of the External Car Parking
                                           Licence

         2.1.8    "Facilities"             means such systems and facilities
                                           as may from time to time be
                                           provided for the amenity of the
                                           Building including (but not limited
                                           to) security and surveillance
                                           systems fire alarm and prevention
                                           equipment sprinklers heating
                                           ventilation and air conditioning
                                           equipment planted and landscaped
                                           areas and communication facilities

         2.1.9    "Group Company"          means a company that is a member of
                                           the same group as the Landlord or
                                           the Tenant (as the case may
                                           require) within the meaning of
                                           Section 42 of the 1954 Act in the
                                           form of that section as it exists
                                           at the date of this Lease

         2.1.10   "Guarantor"              means the person named as such in
                                           this Lease for so long as that
                                           person remains bound by the
                                           covenants on its part contained in
                                           this Lease or any other person who
                                           has entered into covenants with the
                                           Landlord pursuant to clause 7 for
                                           so long as
                                       such person remains bound by them

2.1.11 "Independent Surveyor"          means a professionally qualified
                                       independent surveyor with substantial
                                       experience of lettings similar to the
                                       letting effected by this Lease to be
                                       appointed by the parties or in the
                                       absence of agreement by the President
                                       pursuant to paragraph 2 of the Third
                                       Schedule

2.1.12 "Insurance Rent"                means the amounts payable by the Tenant
                                       to the Landlord pursuant to clause 6

2.1.13 "Insured Risks"                 means such of the risks hereinafter
                                       specified for which insurance cover is
                                       from time to time available at
                                       commercial rates and upon reasonable
                                       terms from a reputable insurance company in the insurance market in England namely:

                                       loss or damage by fire (other than where caused by terrorism) lightning explosion (other than where caused by terrorism) earthquake storm tempest flood bursting or overflowing of water tanks apparatus and pipes impact aircraft riot civil commotion labour disturbances and malicious persons and including (at the option of the Landlord) fire and explosion caused by terrorism and such other risks (if any) against which the Landlord may reasonably consider it necessary to insure from time to time; and PROVIDED ALWAYS that if the Landlord is unable to effect insurance against any one or more of these risks at commercial rates and upon reasonable terms (after having used its reasonable endeavours to effect such insurance) such risk or risks will for the purposes of this Lease be deemed to be excluded from the definition of "Insured Risks" and the Landlord shall notify the Tenant of that fact as

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                                             soon as is practicable

         2.1.14   "Internal Car Parking      means the licence relating to the
                  Licence"                   Internal Car Parking Spaces to be
                                             granted by the Landlord to the
                                             Tenant (and executed by the parties
                                             hereto immediately after the
                                             execution of this Lease)

         2.1.15   "Internal Car Parking      means an initial number of 3
                  Spaces"                    (three) internal car parking spaces
                                             the subject of the Internal Car
                                             Parking Licence

         2.1.16   "Landlord"                 (wherever the context so admits)
                                             means the person for the time being
                                             entitled to the reversion
                                             immediately expectant on the
                                             determination of the Term and any
                                             reference to any superior landlord
                                             includes the Landlord's immediate
                                             reversioner and any superior
                                             landlord

         2.1.17   "Landlord's Surveyor"      means any professionally qualified
                                             person or firm appointed by the
                                             Landlord to perform any of the
                                             functions of a surveyor under the
                                             Lease (excluding those to be
                                             carried out by the Independent
                                             Surveyor) such person may include
                                             an employee of the Landlord or a
                                             Group Company and include the
                                             person or firm appointed by the
                                             Landlord to collect the Rents.

         2.1.18   "Parking Areas"            means together those areas set
                                             aside by the Landlord for the
                                             purposes of car parking by tenants
                                             licensees and occupants of the
                                             Units and referred to in the
                                             External Car Parking Licences and
                                             the Internal Car Parking Licences
                                             in each case as the Car Park

         2.1.19   "Parking Rent"             means together the sums defined in
                                             the External Car Parking Licence
                                             and the Internal Car Parking
                                             Licence as the Licence Fee

         2.1.20   "Particulars"              means the description and terms
                                             appearing under the heading
                                             "Particulars" in this Lease and the

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                                             Particulars are deemed to comprise
                                             part of this Lease

         2.1.21   "Plan No. 1"               means the plan annexed hereto
                                             marked "Plan No. l"

         2.1.22   "Plan No. 2"               means the plan annexed hereto
                                             marked "Plan No. 2"

         2.1.23   "Plan No. 3"               means the plan annexed hereto
                                             marked "Plan No. 3"

         2.1.24   "Planning Acts"            means the Town and Country Planning
                                             Act 1990 the Planning (Listed
                                             Buildings and Conservation Areas)
                                             Act 1990 the Listed Buildings Act
                                             1990 the Planning (Hazardous
                                             Substances) Act 1990 the Planning
                                             (Consequential Provisions) Act 1990
                                             the Planning and Compensation Act
                                             1991 and includes any other
                                             applicable town and country
                                             planning legislation

         2.1.25   "Premises"                 means together the premises firstly
                                             and secondly described in clause
                                             1.5 and includes

                                             (a)  all additions and improvements
                                                  to the Premises

                                             (b)  all the Landlord's fixtures
                                                  and fittings and all other
                                                  fixtures of every kind which
                                                  shall from time to time be in
                                                  or upon the Premises (whether
                                                  originally affixed or fastened
                                                  to or upon the Premises or
                                                  otherwise) except any trade or
                                                  other fixtures installed by
                                                  the Tenant which can be
                                                  removed from the Premises
                                                  without causing material
                                                  damage to the Premises but for
                                                  the avoidance of doubt no
                                                  areas outside the boundaries
                                                  of the walls floor and the
                                                  ceiling are included in the
                                                  Premises (without prejudice to
                                                  any rights expressly granted
                                                  to the Tenant under this

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                                                  Lease)

                                             (c)  any internal non-structural
                                                  walls within the Premises the
                                                  internal faces (including the
                                                  plaster paint and other
                                                  decorative finishes thereof
                                                  but not any other part) of the
                                                  load bearing walls which
                                                  enclose the Premises and of
                                                  the walls within the Premises

                                             (d)  the screed and finish (but not
                                                  any other part) of the floors
                                                  within the Premises and all
                                                  carpets therein and of the
                                                  balcony area which for the
                                                  avoidance of doubt means the
                                                  surface finish and screed of
                                                  the Balcony (but not the
                                                  structural parts of it or the
                                                  railings) and, in respect of
                                                  the roof garden, the soil,
                                                  gravel, paving, infill,
                                                  plants, grass, ornaments and
                                                  garden fixtures (but not the
                                                  structure of the roof of the
                                                  Building or any waterproof
                                                  membrane cladding or layer
                                                  above within or below the same
                                                  or any railings around the
                                                  edge of the Roof Garden)

                                             (e)  the internal faces (including
                                                  the tiles plaster paint and
                                                  other decorative finishes
                                                  thereof but not any other
                                                  part) of the ceilings of the
                                                  Premises and all light
                                                  fittings therein

                                             (f)  all windows window frames and
                                                  all glass in the windows
                                                  within the Premises

                                             (g)  all doors door furniture door
                                                  frames and glass in such doors
                                                  within the Premises

                                             (h)  all Conducting Media and
                                                  Facilities but only to the
                                                  extent that they are within
                                                  and exclusively serve the
                                                  Premises

                                             (i)  any raised floors and
                                                  suspended ceilings within the
                                                  Premises and all Conducting

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                                                  Media within the voids under
                                                  or above the same (as the case
                                                  may be) which exclusively
                                                  serve the Premises

                                             (j)  internal staircases (and the
                                                  void under or above) leading
                                                  from the fifth floor to the
                                                  sixth floor of the Building

                                             (k)  the balcony area and roof
                                                  garden on the sixth floor

                                             and references to "Premises" in the
                                             absence of any indication to the
                                             contrary include references to each
                                             and any part of the Premises

         2.1.26   "Regulations"              means the regulations from time to
                                             time published by the Landlord
                                             governing the use of the Building
                                             and the Parking Areas by tenants
                                             licensees and other occupants of
                                             Units

         2.1.27   "Rents"                    means together the Basic Rent the
                                             Insurance Rent the Service Charge
                                             and the Parking Rent

         2.1.28   "Retained Property"        means all parts of the Building
                                             which are not from time to time
                                             Units including but not limited to:

                                             (a)  the Common Parts

                                             (b)  Conducting Media and
                                                  Facilities within or serving
                                                  the Building except those
                                                  within and exclusively serving
                                                  a Unit

                                             (c)  all parts of the structure
                                                  walls foundation and roof of
                                                  the Building (except the Roof
                                                  Garden above the structure of
                                                  the roof) which would remain
                                                  undemised if all Units were
                                                  let on the same basis as the
                                                  Premises



         2.1.29   "Service Charge"           means the sums payable by the
                                             Tenant in respect of the provision
                                             of the Services (as defined in the
                                             Fifth Schedule) ascertained in
                                             accordance with the


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                                             Fifth Schedule

         2.1.30   "Tenant"

                                             (wherever the context so admits)
                                             means the persons for the time
                                             being entitled to the Term

         2.1.31   "Term"                     means the Contractual Term

         2.1.32   "Terminating Event"        means any of the following:

                                             (a)  in relation to an individual

                                                  (i)  the making of an
                                                       application for the
                                                       appointment of an interim
                                                       receiver in respect of
                                                       the individual's property
                                                       under Section 286 of the
                                                       Insolvency Act 1986

                                                  (ii) the making of a
                                                       bankruptcy order in
                                                       respect of the individual

                                                  (iii) the making of an
                                                       application for an
                                                       interim order under
                                                       Section 253 of the
                                                       Insolvency Act 1986 in
                                                       respect of the individual

                                                  (iv) the appointment of any
                                                       person by the Court to
                                                       prepare a report under
                                                       Section 273 of the
                                                       Insolvency Act 1986 in
                                                       respect of the individual

                                             (b)  in relation to a company:

                                                  (i)  the making of an
                                                       administration order in
                                                       respect of the company or
                                                       the presentation of a
                                                       petition for such an
                                                       order

                                                  (ii) any person becoming
                                                       entitled to exercise in
                                                       relation to the company
                                                       the powers conferred on
                                                       an administrative
                                                       receiver

                                                  (iii) an order being made or a
                                                       resolution

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                                                       passed to wind up the
                                                       company save that a
                                                       resolution to wind up the
                                                       company whilst solvent as
                                                       part of reconstruction or
                                                       amalgamation shall not
                                                       constitute a Terminating
                                                       Event

                                                  (iv) a provisional liquidator
                                                       being appointed in
                                                       respect of the company

                                                  (v)  the making of a proposal
                                                       under Section 1 of the
                                                       Insolvency Act 1986 for a
                                                       voluntary arrangement in
                                                       respect of the company

                                             (c)  in relation to any person
                                                  (whether an individual or a
                                                  company):

                                                  (i)  the appointment of a
                                                       receiver (including an
                                                       administrative receiver)
                                                       in respect of any of the
                                                       person's assets

                                                  (ii) the person entering into
                                                       an arrangement for the
                                                       benefit of creditors

                                                  (iii) any distress or
                                                       execution being levied
                                                       (except by or on behalf
                                                       of the Landlord) on any
                                                       of the person's assets

                                                  (iv) that person ceasing for
                                                       any reason to be or
                                                       remain liable to perform
                                                       its obligations contained
                                                       in this Lease

         2.1.33   "Unit"                     means an individual office unit of
                                             accommodation that is let or
                                             otherwise exclusively occupied or
                                             designed or intended for letting or
                                             exclusive occupation otherwise than
                                             in connection with management of
                                             the Building

         2.1.34   "1954 Act"                 means the Landlord and Tenant Act
                                             1954

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         2.2      If at any time the Landlord the Tenant or any Guarantor
                  comprises two or more persons obligations expressed or implied to be made by the Landlord the Tenant or the Guarantor as the case may be are deemed to be made by such persons jointly and severally

         2.3 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

         2.4 Any reference to "the last year of the Term" includes reference to the last year of the Term if the Term shall determine otherwise than by effluxion of time and any reference to "the expiration of the Term" includes reference to such other determination of the Term

         2.5 References to any right of the Landlord to have access to the Premises shall be construed as extending to all persons properly authorised by the Landlord to enjoy such access (including other tenants and licensees of Units requiring such access in order to perform and enjoy the terms of their leases or occupational agreements agents professional advisers contractors and workmen and statutory undertakers)

         2.6 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person over whom the Tenant has control

         2.7 References to "consent of the Landlord" or words to similar effect refer to a consent by deed executed in writing signed by or on behalf of the Landlord unless the Landlord specifically authorises otherwise and "approved" "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

         2.8 The term "parties" or "party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude any Guarantor

         2.9 Any reference (whether specific or general) to any statute or statutes includes reference to any statutory extension modification amendment or re-enactment of and any subordinate legislation made under such statute or statutes and any directive or ruling having legislative effect in the United Kingdom save for the definition of Group Company

         2.10 References in this Lease to clauses sub-clauses or schedules shall be construed as references to the clauses sub-clauses or schedules of this Lease so numbered and/or lettered unless otherwise expressly specified

         2.11 The clause paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation

3.       DEMISE

         The Landlord demises to the Tenant the Premises TOGETHER WITH the rights specified in the First Schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in the Second Schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT TO all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises AND SUBJECT ALSO TO any matters contained or referred to in the deeds or documents short particulars of which are set out in the Fourth Schedule YIELDING AND PAYING to the
         Landlord:

         3.1 the Basic Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year (subject to review as hereinafter mentioned) and proportionately for any period of less than a year (any necessary apportionment being made according to the number of days in the period relative to 365 days) the first such payment being a proportionate sum in respect of the period commencing on (and including) the Rent Commencement Date to the day before the quarter day next following the Rent Commencement Date to be made on the date hereof

         3.2      within 7 days of receipt of a written demand the Insurance
                  Rent

         3.3      within 7 days of receipt of a written demand the Service
                  Charge and

         3.4 the Parking Rent payable at the times and in the manner referred to in the External Car Parking Licence and the Internal Car Parking Licence respectively

4.       TENANT'S COVENANTS

         The Tenant hereby covenants with the Landlord throughout the Term:

         4.1      RENT

                  To pay the Rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold or deduct from any of the Rents or any right or claim to equitable set-off whatsoever and if so required in writing by the Landlord to make such payments by banker's order standing order or any other means for the transmission of money to any bank and account in the United Kingdom that the Landlord may from time to time nominate provided that if the Landlord does so require standing order payments it will provide a VAT invoice to the Tenant in respect of the sums paid no later than the date on which the sums are paid

         4.2      OUTGOINGS AND VAT

                  To pay and to indemnify the Landlord against:

                  4.2.1 all rates council tax payments in lieu of rates or council tax taxes assessments duties charges impositions and outgoings whatsoever which are now or during the Term shall be charged assessed or imposed upon the Premises or part thereof upon the owner or occupier of them (whether imposed by statute or otherwise and whether of a national or local character and whether or not of a capital or non-recurring nature and even though of a novel character but excluding any payable by the Landlord as a result of the receipt of the Rents or of any disposition of or dealing with or the ownership of any interest reversionary to the interest created by this Lease)

                  4.2.2 the proportion (based on the net internal floor area of the Premises to the net internal floor area of the Building) properly attributable to the Premises of any such outgoings as are specified in the immediately preceding sub-clause and which may be payable in respect of any property of which the Premises form part such proportion to be fairly and properly determined by the Landlord's Surveyor whose decision (save as to any question of law or manifest error) shall be final and binding and

                  4.2.3 (subject to receipt of a valid Value Added Tax invoice) Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) which is chargeable either

                           (a) in respect of any payment made by the Tenant or
                               any supply made by the Landlord under any of the terms of or in connection with this Lease or

                           (b) in respect of any payment made by the Landlord
                               where the Tenant agrees in this Lease to reimburse the Landlord for such payment

                  4.2.4 such loss of the Landlord of rating or council tax relief as may be applicable to the Premises by reason of the Premises being vacant after the end of the Term on grounds that such relief has already been enjoyed by the Tenant as is attributable to the period following the end of the Term (howsoever determined)

         4.3      INTEREST ON ARREARS

                  4.3.1 If the Tenant shall fall to pay the Rents or any other sum due to the Landlord under this Lease within 14 days of the due date (whether formally demanded or not) the Tenant shall pay to the Landlord Interest on the Rents or other sum from the date when they were due to the date on which they are paid both before and after any judgment

                  4.3.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the Rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) its rights under the proviso for re-entry contained in this Lease

         4.4      ELECTRICITY GAS TELEPHONE AND OTHER SERVICES CONSUMED

                  To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas telephone and other services consumed or used at, or by the Tenant in relation to, the Premises (including standing charges and meter rents and any Value Added Tax payable thereon)

         4.5      REPAIR CLEANING DECORATING ETC

                  4.5.1 To keep the Premises in good and substantial repair and condition and free from all defects (including inherent defects) excepting damage caused by any risk against which the Landlord has insured in accordance with its obligations under this Lease (other than where payment of the insurance moneys is refused in whole or in part by reason of any act or default of the Tenant its subtenants or anyone at the Premises expressly or by implication with the Tenant's authority)

                  4.5.2 To replace from time to time such of the Landlord's fixtures and fittings in the Premises which in the reasonable opinion of the Landlord's Surveyor may be or become beyond repair at any time during or at the expiration of the Term with new ones of a substantially similar kind quality and standard of performance

                  4.5.3 To keep the Premises clean and at least once in every month to properly clean the internal sides of the windows (and the external sides of the windows where they adjoin the sixth floor balcony/roof garden) and window frames and all other glass visible from the exterior of the Premises and all window blinds

                  4.5.4 In the Interior Decorating Year and in the last year of the Term and if different on the expiration of the Term to redecorate the interior of the Premises in a good and workmanlike manner and with appropriate materials of a good and substantial quality to the reasonable satisfaction of the Landlord's Surveyor (any change in the tints colours and patterns of such decoration to be first approved by the Landlord such approval not to be unreasonably withheld or delayed) save that the Tenant shall not be required to redecorate more than once in any 24 months of the Term unless the interior decoration is not in good decorative order

                  4.5.5 Where the use of Conducting Media boundary structures or other things is common to the Premises and other property within the Building to be responsible for and to undertake a proper proportion of all work that is the responsibility of the owner lessee or occupier of the Premises in relation to those Conducting Media or other things and to indemnify the Landlord in respect thereof

                  4.5.6 As often as shall be reasonably necessary and in any event not less than once during in every week of the Term to dispose of all refuse at or upon the Premises

                  4.5.7 To keep the landscaped areas of the Roof Garden in good horticultural order and condition and to replace diseased dead or damaged items with other items of the same or substantially similar nature

         4.6      PLANT AND MACHINERY

                  4.6.1 Without prejudice to the provisions of clause 4.5 above save where the same is the responsibility of the Landlord to put and keep in good and substantial repair and condition all plant machinery apparatus and equipment serving and in the Premises and to keep the same in good working order and condition and for that purpose where reasonably necessary:

                           (a) to enter into and thereafter at all times to keep on foot and observe the obligations of the Tenant under contracts with reputable contractors (such contractors to be first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed) for the periodic and regular inspection servicing and maintenance of the said plant machinery apparatus and equipment and to produce to the Landlord on demand from time to time proper and full copies of such contracts as are then current

                           (b) to renew or replace from time to time such of the plant machinery apparatus and equipment installed by the Landlord in the Premises which in the opinion of the Landlord's Surveyor may be or become at any time during or at the expiration of the Term beyond repair with new plant machinery apparatus and equipment (as the case may be) of a substantially similar kind and quality

                  4.6.2 Not to install keep or use in or upon the Premises any machinery equipment or apparatus nor to permit the playing on the Premises of music whose use is likely to cause or in fact causes:

                  (a)      damage to the Premises or

                  (b) noise or vibration which can be heard or felt outside the Premises or which is likely to annoy or disturb the owners and/or occupiers of any property adjoining or near to the Premises or the tenants or occupants of any other Unit and to ensure (by directions to staff and otherwise) that all machinery equipment and apparatus in or upon the Premises is properly operated so as to minimise noise and vibration

         4.6.3 Not to bring on to or keep or maintain in or on the Premises any article or thing which is or might become dangerous offensive combustible inflammable radioactive or explosive unless the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) shall first have been obtained nor to keep any articles or things on the sixth floor balcony/roof garden (other than the landscaping provided by the Landlord and such other items of landscaping approved by the Landlord under the terms of this Lease)

         4.6.4    Not to discharge into any of the Conducting Media serving the
                  Premises:

                  (a) any oil or grease or any noxious objectionable dangerous deleterious poisonous or explosive matter or substance

                  (b) any matter or substance of a kind likely to (or which does in fact) contaminate or pollute the water of any stream or river or any controlled water

         4.6.5 Not to bring on to or keep or maintain in or on the Premises any thing which produces fumes or odours that can be detected outside of the Premises (nor to cause any such fumes or odours to be generated) or which is otherwise offensive or a nuisance to the owners and/or occupiers of any property adjoining or near to the Premises or the tenants or occupiers of any property adjoining or near to the Premises or the tenants or occupiers of any other Unit and without prejudice to the foregoing to use all reasonable endeavours to prevent servants agents employees and invitees from smoking on the Premises or the Building and to employ all reasonable measures required by the Landlord from time to time in order to prevent a breach of these provisions

         4.6.6 To take all reasonable measures to ensure that any matter or substance discharged into any of the Conducting Media serving the Premises will not be corrosive or otherwise harmful to or cause any obstruction or deposit in the Conducting Media or the drainage system and not to place refuse outside the Premises or the Building except in a waste bin store area allocated from time to time by the Landlord

         4.6.7 Without prejudice to any other provision of this Lease to comply with the provisions of all statutes from time to time in force relating to atmospheric or other forms of pollution

4.7      CARPETING

         To maintain and clean and in the reasonable opinion of the Landlord's Surveyor when necessary to replace part or all of the carpets as necessary now or from time to time laid in the Premises with new carpets of equivalent quality value and standard of finish and upon the expiry or sooner determination of the Term if reasonably necessary in the opinion of the Landlord's Surveyor to replace part or all of the carpets with such new carpets

4.8      ACCESS OF LANDLORD AND NOTICE TO REPAIR

         4.8.1 To permit the Landlord with or without materials and appliances at all reasonable times upon not less than 48 hours prior written notice (save in case of emergency when no notice will be required) to enter and remain upon the Premises in order to and for so long as necessary to exercise the rights set out in the Second Schedule and reserved to the Landlord by this Lease

         4.8.2 To repair cleanse maintain and paint or treat the Premises or otherwise make good and remedy with all practicable speed (commencing work within one month or sooner if necessary and thereafter proceeding diligently) any defects wants of repair cleaning maintenance painting or other breaches of the covenants under the terms of this Lease as shall be specified in a notice to the Tenant and if the Tenant shall fail to comply with such notice the Landlord shall have the right (but shall not be obliged) to enter the Premises and carry out or procure that there shall be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on written demand and in default of payment shall be recoverable by the Landlord as rent in arrear

4.9      WASTE AND ALTERATIONS

         4.9.1 Not to unite the Premises with any adjoining premises nor make any alteration or addition to the Premises save for internal non-structural alterations as permitted by the following provisions of this clause

         4.9.2 Not to make any internal non-structural alterations to the Premises or non-structural alterations to the roof garden without:

                  (a) obtaining and complying with all necessary consents of any competent authority and paying all charges of any such authority in respect of such consents and

                  (b) making an application to the Landlord supported by drawings and where appropriate a specification in duplicate prepared by a registered architect or member of another appropriate profession and

                  (c) entering into such covenants as the Landlord may reasonably require as to the execution and reinstatement of the alterations including covenants to comply or procure compliance with the Construction (Design and Management) Regulations 1994 and in the case of any works which the Landlord reasonably considers to be of a substantial nature the Landlord may if it is reasonable require prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the provision of a bond or otherwise an assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed and

                  (d) the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed in relation to internal non-structural alterations but not to non-structural alterations to the roof garden)

                  provided that no consent of the Landlord shall be required for the erection of demountable partitioning for which the plans have first been deposited with the Landlord nor for their removal provided that consent (which is not to be unreasonably withheld or delayed) is required for the erection or removal of such demountable partitioning where it involves any alterations or adjustments to the mechanical and electrical services of the Building and in any event to procure that any damage to the premises caused by such alterations is made good by the Tenant

         4.9.3 At the expiration of the Term if so requested by the Landlord acting reasonably to remove any additions alterations or improvements made to the Premises during the Term and to make good any part or parts of the Premises which may be damaged by such removal save that in respect of the Roof Garden the obligation to remove or reinstate shall only apply to constructed additions or alterations which in the

                  Landlord's reasonable opinion are adverse to the amenity of the Roof Garden and shall not apply to any plants bushes or grass in the Roof Garden

         4.9.4 Not to make any alteration addition or connection with any Conducting Media that serve the Premises otherwise than in accordance with plans and specifications first approved by the Landlord (such approval not to be unreasonably withheld or delayed) Provided that the Landlord's Surveyor is satisfied that such connection will not prejudice the capacity or supply of services through the Conducting Media to any of the Units or increase the costs of such supply and Provided further that any necessary consent to make such connection has previously been obtained from the relevant statutory authority or undertaker

         4.9.5 The Tenant shall forthwith on notice being given by the Landlord acting reasonably remove any such alterations or additions made or erected in breach of this clause 4.9 and/or reinstate the Premises to their former state and condition

4.10     AERIALS SIGNS AND ADVERTISEMENTS

         Not to affix to or exhibit in on or from the Premises so as to be visible from outside the Premises any aerial placard sign notice fascia board window display or advertisement and without prejudice to the foregoing to retain any blinds from time to time installed on the Premises by the Landlord and not to take down or replace the same without the Landlord's prior consent

4.11     ALIENATION

         4.11.1   Unless expressly permitted by a consent granted under clauses
                  4.11.2 4.11.6 or 4.11.6 or by clause 4.11.8 the Tenant shall not assign underlet charge part with or share possession or occupation of all or any part of the Premises nor hold them on trust for any other person

         4.11.2 Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Landlord shall be entitled for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):

                  (a) to withhold its consent in any of the circumstances set out in clause 4.11.4;

                  (b)      to impose all or any of the matters set out in clause
                           4.11.5 as a condition of its consent

4.11.3 The provisos to clause 4.11.2 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable

4.11.4   The circumstances referred to in clause 4.11.2(a) above are as follows:

         (a)      where the assignee is a Group Company or a Connected Person

         (b) where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in the Lease

         (c) where the proposed assignee enjoys diplomatic or state immunity but this circumstance shall not apply where the proposed assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof

         (d) where the proposed assignee is not resident in the United Kingdom of Great Britain and Northern Ireland nor in a jurisdiction where reciprocal enforcement of judgments exists

4.11.5   The conditions referred to in clause 4.11.2(b) are as follows:

         (a) the Tenant shall execute and deliver to the Landlord prior to the assignment in question a deed of guarantee (being an authorised guarantee agreement within the meaning of Section 16 of the Landlord and Tenant (Covenants) Act 1995) in such form as the Landlord shall reasonably require

         (b) all rents and other sums which by the date of the assignment have fallen due under this Lease the Internal Car Parking Licence and the External Car Parking Licence have been paid to the Landlord and all material breaches of the Tenant's covenants in this Lease and the Licensee's obligations respectively in the Internal Car Parking Licence and the External Car Parking Licence are remedied to the reasonable satisfaction of the Landlord prior to the date of the assignment

         (c) the prospective assignee (unless it is a Company the whole of whose issued share capital is listed on a recognised stock exchange in the United Kingdom) provides not more than two guarantors of suitable financial standing approved by the Landlord (such approval not to be unreasonably withheld or delayed) who will give covenants (if more than one jointly and severally) in favour of the Landlord which are to the same effect as clause 7 of this Lease

                  (d) if, having regard to the financial standing of a proposed assignee, it is in all the circumstances reasonable the execution and delivery to the Landlord prior to the assignment of a rent deposit deed for such sum as the Landlord may reasonably determine in such form as the Landlord may reasonably require together with the payment by way of cleared funds of the sum specified in the rent deposit deed

                  (e) the Tenant shall assign to the Landlord and surrender the Internal Car Parking Licence and the External Car Parking Licence with effect from the date of the assignment

                  (f) the Tenant shall procure that its assignee enters into an Internal Car Parking Licence and External Car Parking Licence with the Landlord in the same form as entered into by the Tenant for the unexpired period of the Term (though excluding any individual spaces which may have been surrendered by the Tenant pursuant to the terms of the relevant Licence).

         4.11.6 Not to underlet the whole of the Premises or the fifth floor or the whole of the sixth floor or a part of either floor (provided that the prior written consent of the Landlord to the proposed demise (not to be unreasonably withheld or delayed) must first be obtained and there shall be no more than two underlettings of each floor at any one time):

                  (a) without procuring that the underlessee has first entered into a deed with the Landlord covenanting with the Landlord that from the date the underlease is granted to it until the date it is released from its obligations to the Tenant it will:

                           (i) not assign any part or parts (as distinct from the whole) of the Premises so underlet

                           (ii) not part with or share possession or occupation of the whole or any part of the premises so underlet otherwise than by way of an assignment of the whole

                           (iii) not assign the whole of the premises to be underlet to it otherwise than with the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

                           (iv) perform and observe the covenants on the part of the Tenant contained in this Lease

                           (v) observe and perform the covenants conditions provisions and other matters on its part contained in the underlease to be granted to it

                           (vi) procure that any permitted assignee of the underlease shall have first covenanted with the Landlord to the same effect as clause 4.11.6(a) of this Lease

                  (b) otherwise than by means of an underlease the form whereof shall first have been approved by the Landlord and without the Landlord being satisfied that if completed such underlease would comply with the terms of this clause and which:

                           (i) is for a term first approved by the Landlord (not to be unreasonably withheld or delayed)

                           (ii) provides for the rent reserved by the underlease to be payable in advance on the days on which the Basic Rent is payable under this Lease

                           (iii) provides for the upwards only review of the rent reserved by the underlease on the basis and on the dates on which the Basic Rent is to be reviewed under this Lease

                           (iv)     incorporates such provisions as are
                                    necessary to ensure that such underlease or any subsequent variation thereof is not inconsistent with the provisions of this Lease

                           (v) is on terms that the permitted underlease shall by an order of the Court obtained prior to the grant thereof pursuant to the provisions of Section 38(4) of the 1954 Act (as amended by Section 5 of the Law of Property Act 1969) be excluded from the security of tenure provisions afforded by Sections 24-28 (inclusive) of the 1954 Act

                  (c) for a fine or premium nor at a rent which is less than whichever is the higher of either the Basic Rent then payable under this Lease or the open market rent for the Premises or the part so underlet

                  (d) (subject to compliance with the foregoing) without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed provided that it shall be deemed reasonable for the Landlord to withhold consent in the circumstances set out in clause 4.11.4 above as if the same referred to the undertenant throughout

                  (e) (in the case of any underletting of part of the Premises) is not created without procuring that in any underletting of an area which does not contain WC's, tea making facilities and cleaning stores within its demise the undertenant will be granted suitable rights of user thereof and access thereto in such form as the Landlord shall in each case approve and that any such subletting which does contain WC's, tea making facilities and cleaning stores within its demise will be subjected to such suitable rights of user thereof and access thereto as aforesaid for the benefit of any of the said areas then not sublet

         4.11.7   In relation to every permitted underletting the Tenant shall:

                  (a) not at any time either expressly or by implication waive any breach of any of the covenants or conditions in any underlease subordinate to this Lease

                  (b) having regard to all the circumstances to take all reasonable steps to enforce the covenants made in favour of the Tenant by any underlessee whether contained in a lease or otherwise

                  (c) procure that the rent reserved by any underlease shall not be commuted or payable more than one quarter in advance

                  (d) use all reasonable endeavours to ensure that the rent is reviewed without delay in accordance with the terms of the underlease

                  (e) incorporate as part of its submissions or representations to that third party such submissions or representations as the Landlord shall reasonably require

                  (f) give notice to the Landlord of the details of the determination of every rent review within 28 days after such determination

                  PROVIDED THAT the Landlord's approval specified in this sub-clause shall not be unreasonably withheld or delayed

         4.11.8

                  (a) not (otherwise than by an assignment or underletting permitted by this Lease) to part with or share possession or occupation of the whole or any part of the

                           Premises PROVIDED THAT if and so long as the Tenant continues to occupy the Premises then (subject to the conditions set out in the next following sub-clause being and continuing to be satisfied) the Tenant may share occupation of the Premises or any part of them with any Group Company

                  (b) the conditions referred to in the proviso to the immediately preceding sub-clause are:

                           (i)      that before any Group Company takes
                                    occupation in accordance with sub-clause
                                    4.11.8 the Tenant shall first give details to the Landlord of the identity of the Group Company and of its relationship to the Tenant

                           (ii) that no such Group Company shall at any time have or enjoy exclusive possession or occupation of the Premises or any part of them nor have or acquire any interest or right in or in respect of the Premises

                           (iii) that this permission for any Group Company to occupy in accordance with this clause shall cease immediately upon such Group Company ceasing to be a Group Company and the Tenant shall thereupon procure that the Group Company shall forthwith vacate the Premises

4.12     REGISTRATION

         Within 28 days of any assignment underletting or of any other disposition or devolution affecting the Tenant's interest in the Premises to supply particulars of it to the Landlord's solicitor and to produce for registration with the Landlord's solicitor the relevant deed or document (if any) or a certified copy of it and to pay the Landlord's solicitor's reasonable charges for noting such particulars and/or registering such deed or document such charges not being more than L50 (fifty pounds) per deed or document

4.13     STATUTORY OBLIGATIONS

         4.13.1 At the Tenant's own expense to comply in all respects with and to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or of any government department local authority other European public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed upon the lessor or the lessee or the occupier unless the same is an obligation of the Lessor under this Lease

         4.13.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

         4.13.3 Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law applicable to the Tenant's use and occupation of the Premises or in regard to the carrying on of the trade or business for the time being carried on at the Premises by the Tenant

         4.13.4 At all times to display and maintain on the Premises all notices which the Landlord may from time to time reasonably require to be displayed in relation to any duty towards third parties imposed on the Landlord by statute or at common law

4.14     STATUTORY NOTICES ETC

         To give full particulars to the Landlord of any notice direction order or proposal for the same affecting the Premises made given or issued to the Tenant by any local or public authority within seven days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with any such notice direction or order and at the reasonable request of the Landlord but at the cost of the Tenant to make or join with the Landlord in making such proper objection or representation against or in respect of any such notice direction order or proposal as the Landlord shall deem necessary in the interests of good estate management

4.15     THE PLANNING ACTS

         4.15.1 Without prejudice to the generality of the Tenant's other obligations in this Lease to comply with statutes not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to their use or otherwise and to indemnify and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention of the Planning Acts

         4.15.2 At the expense of the Tenant to obtain all such planning permissions and to serve all such notices as may be required for the carrying out or commencement of any operations or user on the Premises by the Tenant which may constitute Development provided that no application for or appeal in respect of any development or continuance of use or retention of development or for any certificate of lawfulness of existing or proposed use or development planning permission shall be made without the previous consent of the Landlord (such consent not to be unreasonably withheld or delayed in the case where

                  (a) the application for the implementation of such planning permission will not create or give rise to any tax or other fiscal liability on the Landlord and

                  (b) all other necessary consents and approvals of the Landlord to the Development in question have been obtained under any other provision of this Lease)

         4.15.3 Not to object to any such proper application or appeal made by or on behalf of the Landlord but to support the same and to make or join in making such representations as the Landlord may reasonably deem necessary in the interests of good estate management in respect thereof

         4.15.4 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may from time to time be imposed under the Planning Acts in respect of the carrying out or maintenance of any operations in the Premises by the Tenant or the commencement or continuance of any user by the Tenant of the Premises under this Lease

         4.15.5 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:

                  (a) all necessary notices under the Planning Acts have been served and copies produced to the Landlord

                  (b) all necessary planning permissions under the Planning Acts have been obtained and produced to the Landlord and

                  (c) the Landlord has acknowledged that every necessary planning permission is acceptable to it the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord's Surveyor be (or be likely to be) prejudicial to the Landlord's interest in the Premises whether during or following the expiration of the Term (but such acknowledgement shall otherwise not be unreasonably withheld or delayed)

         4.15.6 Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Contractual Term:

                  (a) any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun upon the Premises before the expiration of the Contractual Term and

                  (b) any Development begun upon the Premises before the expiration of the Contractual Term

         4.15.7. In any case where a planning permission is granted subject to conditions and the Landlord reasonably so requires to provide security in a form acceptable to the Landlord for the compliance with such conditions and not to implement any such planning permission until such security has been provided

         4.15.8 If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any condition in a planning permission relating to the Premises granted as a result of an application made by or on behalf of the Tenant

         4.15.9 On becoming aware of the same to comply with any enforcement notice planning contravention notice stop notice or breach of condition notice forthwith when the same shall be made or issued by any local or other competent authority

4.16     DEFECTIVE PREMISES ETC

         On becoming aware of the same to give written notice to the Landlord as soon as reasonably practicable of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 Health and Safety at Work etc Act 1974 or otherwise

4.17     PLANS DOCUMENTS AND INFORMATION

         4.17.1 If called upon to do so to produce to the Landlord or the Landlord's Surveyor all plans documents and other evidence as the Landlord may reasonably request in order to satisfy itself that the provisions of this Lease have been complied with and all such information as the Landlord may reasonably request in relation to any pending or intended step under the 1954 Act

         4.17.2 If called upon to do so to furnish to the Landlord the Landlord's Surveyor or any person acting as the third party determining the Basic Rent in default of agreement between the parties under any provisions for rent review contained in this Lease

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                  such information as may be reasonably requested in relation to the implementation of such provisions for rent review

4.18     INDEMNITIES

         To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

         4.18.1 any act omission or negligence of the Tenant any subtenants or of any person at the Premises expressly or impliedly with the Tenant's or subtenant's authority and

         4.18.2 any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease or any of the matters to which this demise is subject

4.19     LANDLORD'S COSTS

         To pay to the Landlord all proper and reasonable costs fees charges disbursements and expenses incurred by the Landlord (including without limitation any such payable to counsel solicitors surveyors and bailiffs and any such incurred by any Superior Landlord or mortgagee of the Premises which are payable by the Landlord) in relation or incidental to:

         4.19.1 every application made by the Tenant for a consent or licence required by the provisions of this Lease where such consent or licence is granted or lawfully refused or proffered subject to any qualification or condition or the application is withdrawn

         4.19.2 the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred by or in contemplation of proceedings under Section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

         4.19.3 the recovery or attempted recovery of arrears of any Rents or other sums due from the Tenant and

         4.19.4 any proper steps taken in connection with the preparation and service of a Schedule of Dilapidations during or within four months after the expiration of the Term

4.20     RELETTING BOARDS

         Unless the Tenant shall have made and be diligently pursuing a valid application for a new tenancy pursuant to s.24 of the Landlord and Tenant Act 1954 to permit the Landlord at any time during the last six months of the Contractual Term and at any time thereafter to enter upon the Premises and affix and retain anywhere upon the Premises a notice for reletting the

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
         Premises (removing the same as soon as practicable after it is no longer required) and during such period to permit persons with the written authority of the Landlord or its agent at reasonable times and on no less than 24 hours notice to view the Premises

4.21     ENCROACHMENTS

         4.21.1 Not to stop up darken or obstruct any windows or light belonging to the Building

         4.21.2 To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately if any such encroachment or easement shall to the Tenant's knowledge be made or acquired (or attempted to be made or acquired) and at the request of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement

         4.21.3 Not to give any acknowledgement that the Tenant enjoys access of light or any to any windows in the Premises by the consent or any third party

4.22     YIELD UP

         4.22.1   At the expiration of the Term:

                  (a) quietly to yield up the Premises to the Landlord in good and substantial repair and condition and in accordance with the terms of this Lease with vacant possession

                  (b)      to give up all keys of the Premises to the Landlord

                  (c) if the Tenant shall not have yielded up the Premises in accordance with subclause (a) before the end or sooner determination of the Term the Tenant shall forthwith on demand pay to the Landlord a sum equal to the proper cost actually incurred by the Landlord in making good and reinstatement to the standard required by the Lease (but no better standard) (unless a new tenant has agreed to do those works at no cost to the Landlord as part of its fit-out or otherwise) and also a sum calculated at a rate equal to the rent payable hereunder immediately prior to the end or sooner determination of the Term in respect of the proper and reasonable period taken to carry out such works expeditiously and without undue delay unless the Landlord shall have let the premises to a new tenant and is receiving rent during the period taken to carry out such works (unless the new tenant has agreed to do those works at no cost to the Landlord as part of its fit-out or otherwise)

4.23     KEYHOLDERS

         To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least two persons who hold the keys to the Premises

4.24     SALE OF REVERSION ETC

         To permit upon reasonable notice at any time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord's reversion or of any other interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or (in the case of prospective purchasers) by the agents

4.25     NUISANCE ETC

         Not to do or allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

4.26     USER

         4.26.1   Not to use the Premises otherwise than for the Permitted User

         4.26.2 Not to leave the Premises continuously unoccupied for more than one month

4.27     PROHIBITED USERS

         4.27.1 Not to use the Premises or any part thereof for any public meeting public exhibition or public entertainment nor for any noxious noisy or offensive trade business manufacture or occupation whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes

         4.27.2 Not to use the Premises or any part thereof for any gambling gaming or betting or as a betting office or as a club or for the sale of beer wines spirits and not to hold any auction on the Premises

4.28     FLOOR LOADING

         Not to bring or permit to remain on the Premises any machinery goods or other articles which shall strain or damage the Building or any part of it or which could or would overload the Conducting Media serving it or cause interference or obstruction to the same.

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
4.29     ADJOINING PROPERTY

         To permit the Landlord and the lessees or occupiers of any adjoining property belonging to the Landlord (including but not limited to the Retained Property) if authorised in writing by the Landlord with or without servants agents contractors licensees and workmen at all reasonable times upon not less than 48 hours prior notice to enter upon the Premises with all necessary appliances:-

         4.29.1 to execute repairs alterations painting redecorations or other works at such adjoining property which cannot otherwise be conveniently effected

         4.29.2 for the purpose of constructing connecting into repairing cleansing emptying or maintaining any sewers watercourses drains gutters waterpipes electric wires or gas pipes in or under the Premises in connection with or for the accommodation of such adjoining property

         4.29.3 and for all reasonable purposes in connection with the Development of adjoining sites belonging to the Landlord which cannot otherwise be conveniently effected the person or persons exercising such rights causing as little disturbance and doing as little damage as may be possible to the Premises and the Tenant's chattels and fixtures and making good any damage to the same thereby occasioned to the reasonable satisfaction of the Tenant forthwith

4.30     NEW GUARANTOR

         If at any time during the Term there occurs in relation to any Guarantor (or where any Guarantor comprises two or more persons there occurs in relation to any of such persons) a Terminating Event or if any Guarantor or any such person (being an individual) dies or has a receiver appointed under the Mental Health Act 1983:

         4.30.1 immediately to give notice to the Landlord of the occurrence of the event in question

         4.30.2 if the Landlord so reasonably requires at any time after the occurrence of the event in question (but not more than three calendar months after the giving of the notice in accordance with the immediately preceding sub-clause) to procure at the Tenant's expense within twenty-eight days after being required so to do by the Landlord that some other person acceptable to the Landlord (such acceptance not to be unreasonably withheld or delayed) enters into direct covenants with the Landlord in the form of the Guarantor covenants contained in this Lease

         4.31     LANDLORD'S RIGHTS

                  To permit the Landlord at all times during the Term to exercise without interruption or interference the rights granted to it by virtue of the provisions of this Lease

         4.32     TO OBSERVE COVENANTS

                  To observe and perform the covenants agreements and stipulations contained or referred to in the documents listed in the Fourth Schedule insofar as they relate to the Premises or the rights hereby granted

         4.33     REGULATIONS

                  To comply with the Regulations notified in writing to the Tenant from time to time

5.       LANDLORD'S COVENANTS

         The Landlord hereby covenants with the Tenant as follows:

         5.1      QUIET ENJOYMENT

                  So long as the Tenant pays the Rents and performs and observes the covenants on the part of the Tenant herein contained the Tenant shall and may peaceably and quietly hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord

         5.2      SERVICES

                  The Landlord shall use all reasonable endeavours to provide those services and supplies and carry out the functions referred to in the Fifth Schedule Provided That the Landlord will have no liability to the Tenant for:

                  5.2.1 any failure to provide Services during any period when the Tenant is in arrears with payment of Rents or any other monies due from the Tenant to the Landlord under this Lease

                  5.2.2 the interruption of a Service for reasons of inspection maintenance repair or other works (in which event the Landlord will use all reasonable endeavours to procure the restoration of the Service as soon as reasonably practicable)

                  5.2.3 failure to provide a Service due to damage breakdown inclement weather shortage of fuel or water or any other cause beyond the Landlord's reasonable control (although the Landlord will then take or procure to be taken all reasonable steps to restore such Service or provide an alternative Service as soon as reasonably practicable)

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
                  5.2.4 withdrawal of a Service if the Landlord reasonably considers it is no longer appropriate and will not adversely affect the Tenant's occupation use and enjoyment of the Premises

         5.3      CAR PARKING LICENCES

                  5.3.1 Upon an assignment of the reversion immediately expectant upon the determination of this Term the Landlord shall procure that its assignee shall enter into an Internal Car Parking Licence and an External Car Parking Licence with the Tenant for periods equal to the unexpired periods of the Internal Car Parking Licence and External Car Parking Licence and for such number of Internal Car Parking Spaces and External Car Parking Spaces as are referred to in clause
                           2.1.15 and clause 2.1.7 respectively (but excluding any spaces subsequently surrendered by the Tenant pursuant to the terms thereof in each case other than the surrender required pursuant to clause 4.11.5(e))

                  5.3.2 If the Tenant lawfully assigns the Lease then the Landlord shall enter into an Internal Car Parking Licence and an External Car Parking Licence with the Tenant for periods equal to the unexpired periods of the Internal Car Parking Licence and External Car Parking Licence and for such number of Internal Car Parking Spaces and External Car Parking Spaces as are referred to in clause 2.1.15 and clause 2.1.7 respectively (but excluding any spaces subsequently surrendered by the Tenant pursuant to the terms thereof in each case other than the surrender required pursuant to clause 4.11.5(e))

         5.4      EXERCISE OF LANDLORD'S RIGHTS

                  In the exercise of any of its rights either directly or by servants or agents the Landlord will cause as little disturbance to the Tenant as possible and shall cause as little damage to the Premises the Tenant's chattels and fixtures as possible and shall make good any damage caused thereto to the reasonable satisfaction of the Tenant forthwith

6.       INSURANCE

         6.1      LANDLORD'S COVENANT TO INSURE AND REINSTATE ETC

                  6.1.1 The Landlord shall insure the Building (unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant's authority) against the Insured Risks (subject to such excess exclusions and limitations and other terms and conditions which may be imposed by or agreed with the insurers) with such substantial and reputable insurance office or with such

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
                           underwriters and through such agency as the Landlord may from time to time decide for the following sums namely

                           (a)      an amount equal to such sum as the
                                    Landlord's Surveyor shall at its sole
                                    discretion determine to be the cost of
                                    rebuilding and reinstating the Building in the event of its total destruction including architects' surveyors and other professional fees payable upon any application for planning permission or other permit or consent that may be required in relation to such rebuilding or reinstatement (together with VAT thereon) and including the cost of debris removal demolition site clearance and any works that may be required by statute and incidental expenses and a provision (if the Landlord so elects) for escalation of such costs between destruction and reinstatement or during an insurance year and

                           (b) the loss of Basic Rent from time to time (having regard to any review of Basic Rent which may become due under this Lease) for a period of three years or such longer period as the Landlord may from time to time reasonably consider to be sufficient for the purpose of rebuilding and reinstating the Building in the event of its total destruction by an Insured Risk

                           (c) the loss of all licence fees from time to time payable by the Tenant pursuant to the Internal Car Parking Licence for a period of three years or such longer period as the Landlord may from time to time reasonably consider to be sufficient for the purpose of rebuilding and reinstating the Building in the event of its total destruction by an Insured Risk

                  6.1.2    If and whenever during the Term:

                           (a) the Building or the Common Parts or any part of them are damaged or destroyed or inaccessible by an Insured Risk and

                           (b) payment of the insurance moneys is not refused in whole or in part by reason of any act or default of the Tenant any subtenant or of anyone at the Premises expressly or by implication with the Tenant's or subtenant's authority the Landlord shall use reasonable endeavours to obtain as soon as practicable all planning permissions and other permits and consents that may be required (if any) under the Planning Acts or other statutes to enable the Landlord to rebuild or reinstate ("Reinstatement Permissions")

                  6.1.3 Subject to the Landlord obtaining all necessary Reinstatement Permissions and subject to the provisions of the next following sub-clause the Landlord shall as soon as the Reinstatement Permissions have been obtained or immediately where no Reinstatement Permissions are required apply all moneys received from the insurers pursuant to the policy of insurance referred to in clause 6.1.1 (otherwise than in respect of loss of the Basic Rent) in rebuilding or reinstating the Premises or the Common Parts or the part of them so damaged or destroyed PROVIDED THAT the building to be erected need not be identical to the Building but shall be no less commodious or accommodating

                  6.1.4 The Landlord shall not be liable to rebuild or reinstate the Building or the Common Parts if and for so long as such rebuilding or reinstating is prevented by any Supervening Events and for the purposes of this clause the expression "Supervening Events" means any one or more of the following namely:

                           (a)      that despite the Landlord using its
                                    reasonable endeavours to obtain the
                                    Reinstatement Permissions, the same have not been granted

                           (b) that any of the Reinstatement Permissions has been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

                           (c) that some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could be undertaken only at a cost that would be unreasonable in all the circumstances

                           (d) the rebuilding or reinstatement is prevented by war Act of God or Government action or


                           (e) any other circumstance beyond the control of the Landlord


                  6.1.5 If upon the expiry of a period of 2 years and 6 months (or such longer period if applicable being 6 months less than the period the Landlord insures for loss of Basic Rent in accordance with clause 6.1.1(b) commencing upon the date of the damage or destruction) the Premises have not been rebuilt or reinstated so as to be fit for occupation and accessible and/or the Landlord shall not have obtained all Reinstatement Permissions either party may by notice served upon the other at any time within six months of the expiry of such period invoke the provisions of the next following sub-clause

                  6.1.6 Upon service of a notice in accordance with the immediately preceding sub-clause

                           (a) the Term and this demise shall thereupon absolutely cease and determine but without prejudice to any rights or remedies which may have accrued to either party against the other or which may have accrued to the Landlord against any Guarantor

                           (b) all moneys received in respect of the insurance effected by the Landlord pursuant to this clause shall belong to the Landlord

                  6.1.7 The Landlord shall produce to the Tenant on demand but not more often than once in any year reasonable evidence of the terms of the policy and of the fact that the last premium has been paid

                  6.1.8 The Landlord shall request the insurers to note or endorse on the policy the interest of the Tenant

         6.2      TENANT'S INSURANCE COVENANTS

                  The Tenant hereby covenants with the Landlord:

                  6.2.1 to pay to the Landlord throughout the Term without deduction a fair proportion (based on the net internal floor area of the Premises to the net internal floor area of the Building) determined by the Landlord of the sums which shall from time to time be paid or payable by the Landlord for:

                           (a)      insuring the Premises

                           (b) insuring in such amount and on such terms as the Landlord shall from time to time reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter involving or relating to the Premises and so that:

                                    (i)      the first payment or payments under
                                             this clause shall be made on the
                                             date of this Lease in respect of
                                             the period from and including the
                                             date of this Lease to and including
                                             the day before the next policy
                                             renewal date or dates (any
                                             necessary apportionment being made
                                             according to the number of days in
                                             that period relative to the number
                                             of days in the period covered by
                                             the relevant policy) and

                                    (ii)     subsequent payments under this
                                             clause shall be made within seven
                                             days of demand and (if so demanded)
                                             in advance of the relevant policy
                                             renewal dates provided that in
                                             calculating the amounts payable by
                                             the Landlord by way of premium as
                                             referred to above no deduction
                                             shall be
                                             made in respect of any agency or
                                             other commission paid or allowed to
                                             the Landlord

                           (c) within 7 days of receipt of a written demand an amount equal to all reasonable and proper costs and expenses from time to time incurred by the Landlord in obtaining a professional valuation of the Premises for insurance purposes but not more often than once in any 12 months of the Term

                           (d) any additional premium sum or loading required to obtain cover for any of the Insured Risks

                  6.2.2 to comply with all the requirements of the Landlord's insurers of which the Tenant shall have been notified in writing

                  6.2.3    not to do or omit anything that could

                           (a) cause any policy of insurance on or in relation to the Building or any part of it to become void or voidable wholly or in part; nor

                           (b) anything by which any increased premium may become payable for any such insurance unless the Tenant (meaning in this case specifically Reflections Interactive
                                    Limited) has first notified the Landlord of the same and agreed to pay any increased premium and such premium

                                    (i)      relates only to Reflection
                                             Interactive Limited's use of the
                                             Premises; and

                                    (ii)     would not be chargeable once the
                                             Premises were no longer required to
                                             be so used

                  6.2.4 to keep the Premises supplied with such fire fighting equipment as the insurers or the fire authority may require and which is notified to the Tenant in writing and to maintain such equipment to their satisfaction and in efficient working order and at least once in every six months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

                  6.2.5 not to store or bring on to the Premises any article substance or liquid of a combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises

                  6.2.6 not to obstruct the access to any fire fighting equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

                  6.2.7 to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Lease

                  6.2.8 if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises which is not effected or maintained in pursuance of any obligation contained in this Lease to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

                  6.2.9 if and whenever during the Term the Building or any part of it is damaged or destroyed by an Insured Risk or any risk against which the Landlord has insured in accordance with this clause and payment of the insurance moneys is refused in whole or in part by reason of any act or default of the Tenant any subtenant or anyone at the Premises expressly or by implication with the Tenant's or subtenant's authority then immediately in every such case to pay to the Landlord on demand the amount of the insurance moneys in respect of which payment is refused

                  6.2.10 if and whenever during the Term the Premises or any part of them are damaged or destroyed by any risk against which the Landlord has insured in accordance with this clause to pay to the Landlord within seven days of demand the whole of the amount of any excess required by the Landlord's insurers to be paid or a fair proportion where the damage extends beyond the Premises to other parts of the Building

         6.3      SUSPENSION OF RENT

                  If and whenever during the Term:

                  6.3.1 the Premises or the Common Parts or any part thereof are damaged or destroyed by an Insured Risk so that the Premises are unfit for occupation, use and/or inaccessible and

                  6.3.2 payment of the insurance moneys is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority then the Basic Rent or a fair proportion of the Basic Rent according to the nature and the extent of the damage sustained shall cease to be payable until the expiry of a period calculated from the occurrence of the destruction or damage equal to the period for which the

                  Landlord has insured against loss of the Basic Rent or (if sooner) until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are again made fit for occupation or use and once more accessible (any dispute as to such proportion or the period during which the Basic Rent shall cease to be payable to be determined at the option of the Landlord by an individual valuer (acting as an expert) or by an arbitrator in accordance with the Arbitration Act 1996 to be appointed either by agreement between the parties or in default of agreement by the President for the time being or next most senior available officer of the Royal Institution of Chartered Surveyors upon the application of either party)

7.       GUARANTOR'S COVENANTS

         The Guarantor covenants with the Landlord that during the Term:

         7.1      TO PAY OBSERVE AND PERFORM

                  The Tenant shall during the period that the Tenant remains liable under this Lease punctually pay the Rents and observe and perform the covenants and other terms of this Lease and of every document supplemental to this Lease as well before or after any disclaimer of this Lease by any liquidator or trustee in bankruptcy or other persons so empowered and notwithstanding any disability or lack of power of the Tenant to enter into this Lease or any immunity of the tenant or any invalidity or unenforceability of the provisions of this Lease and notwithstanding the Tenant ceasing to exist and if the Tenant shall fail to pay the Rents or to observe or perform any of such covenants or other terms the Guarantor shall pay the Rents and observe or perform the covenants which the Tenant shall have failed to observe or perform and shall make good to the Landlord within 7 days of a written demand and indemnify and save harmless the Landlord against all losses damages costs and expenses arising or incurred by the Landlord (and that although as between the Tenant and the Guarantor the Guarantor may only be a guarantor for the Tenant as between the Guarantor and the Landlord the Guarantor is a principal debtor or covenantor for all obligations herein contained as a result of such non-payment non-performance or non-observance) despite:

                  7.1.1 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the Rents or the observance or performance of such covenants or other terms

                  7.1.2 any refusal by the Landlord to accept Rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises

                  7.1.3 the fact that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant provided that such variation shall not be more onerous for the Guarantor

                  7.1.4 the fact that the Rents may have been increased either in accordance with any provisions for rent review contained in this Lease or otherwise

                  7.1.5 the fact that the Tenant shall have surrendered part of the Premises (in which event the liability of the Guarantor shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925)

                  7.1.6 any other act or thing by which but for this provision the Guarantor would have been released

         7.2      TO TAKE LEASE FOLLOWING DISCLAIMER

                  If for any reason the Term shall be prematurely determined or if the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this Lease or if this Lease shall otherwise be disclaimed in circumstances releasing the estate of the Tenant from liability or if the Landlord would under any authorised guarantee agreement be entitled to require the Tenant to take a new lease of the Premises the Guarantor shall if the Landlord shall within 3 months after the determination or disclaimer so request in writing take from the Landlord a lease of the Premises:

                  7.2.1 to take effect from the date of the determination or disclaimer

                  7.2.2 for a term commencing on the date of the determination or disclaimer and equal in length to the residue of the Contractual Term which would have remained had there been no determination or disclaimer

                  7.2.3 reserving by way of initial rent an amount equal to the Basic Rent payable immediately prior to the date of the determination or disclaimer or (if at the date of the determination or disclaimer any provision for the review of rent has neither been invoked nor agreed not to be invoked) an amount ascertained in accordance with the Third Schedule as if the date of the determination or disclaimer were a Review Date such initial rent to be payable from that date

                  7.2.4 imposing on the Guarantor the same obligations (whether under this Lease or under any document supplemental to this Lease) as the Tenant was subject to immediately before the determination or disclaimer and

                  7.2.5 otherwise containing the same terms and provisions as this Lease including the provisions for rent review (except that the Guarantor shall not be required to procure that any other person is made a party to the new lease as guarantor) and in such case the Guarantor shall pay the costs of such new lease and forthwith execute and deliver to the Landlord a Counterpart of it

         7.3      TO MAKE PAYMENTS FOLLOWING DISCLAIMER

                  If this Lease shall be disclaimed or prematurely determined and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises the Guarantor shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the Rents in both cases for the period commencing with the date of such disclaimer or determination and ending on whichever is the earlier of the following dates:

                  7.3.1 the date 3 months after such disclaimer or determination and

                  7.3.2    the date (if any) upon which the Premises are relet

         7.4      AUTHORISED GUARANTEE AGREEMENT

                  If the Tenant enters into an authorised guarantee agreement the Guarantor shall covenant with the Landlord in such form as the Landlord shall reasonably require that

                  7.4.1 the Tenant shall pay all sums payable under and observe and perform the covenants on its part contained in the authorised guarantee agreement

                  7.4.2 it will keep the Landlord indemnified from and against all actions proceedings costs claims losses and demands arising by reason of any default by the Tenant

                  7.4.3 any neglect or forbearance of the Landlord or any disability or immunity or lack of power of the Tenant or the Tenant ceasing to exist shall not release or exonerate the Guarantor

                  7.4.4 the Guarantor shall (should the Landlord so require) accept a new lease of the Premises on the same terms and in the same circumstances as the Landlord may require the Tenant to accept a new lease of the Premises

8.       PROVISOS

         8.1      RE-ENTRY

                  If and whenever during the Term:

                  8.1.1 the Rents (or any of them or any part of them) under this Lease are outstanding for 21 days after becoming due (in the case of the rent firstly reserved in clause 3 whether formally demanded or not) or

                  8.1.2 there is a breach by the Tenant of any covenant or other term of this Lease or of any document supplemental to this Lease or

                  8.1.3 there is a breach by any Guarantor of the Guarantor's covenants contained in this Lease or of any covenants in favour of the Landlord entered into by any new additional substitute or other guarantor or any other person (whether an assignee or underlessee or otherwise) (a "Covenantor") pursuant to this Lease or

                  8.1.4 there occurs in relation to the Tenant (or where the Tenant comprises two or more persons there occurs in relation to any of such persons) a Terminating Event or

                  8.1.5 any Guarantor who is an individual (or where any Guarantor comprises two or more persons any of such persons being an individual) dies or has a receiver appointed under the Mental Health Act 1983 or there occurs in relation to the Guarantor (or where any Guarantor comprises two or more persons any of such persons) a Terminating Event and the Tenant does not obtain a replacement new Guarantor in accordance with clause 4.30 then and in any such case the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and upon such re-entry the Term shall absolutely cease but without prejudice to any rights or remedies which may have accrued to either party against the other (including where applicable and without prejudice to the generality of the above any right which the Landlord may have against the Tenant in respect of the breach giving rise to the re-entry) or which may have accrued to the Landlord against any Guarantor

         8.2      EXCLUSION OF USE WARRANTY

                  Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the Permitted User or for any other purpose

         8.3      TENANT'S PROPERTY

                  If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within seven days after vacating:

                  8.3.1 the Landlord may as the agent of the Tenant sell such property and account to any third party from such proceeds of sale for any costs expenses and VAT incurred directly or indirectly in connection with such sale and the Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and

                  8.3.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale (or such net proceeds of sale as the case may be) absolutely and

                  8.3.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises

         8.4      COMPENSATION ON VACATING

                  Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

         8.5      SERVICE OF NOTICES

                  The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended as follows:

                  8.5.1 the final words of Section 196(4) "...and that service... be delivered" shall be deleted and there shall be substituted "...and that service shall be deemed to be made on the third Working Day after the registered letter has been posted"

                  8.5.2 any notice or document shall also be sufficiently served if sent by telex telephonic facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4 p.m. on a day between Monday to Friday (inclusive) except Christmas Day Good Friday or statutory bank holidays but otherwise on the next following such day and in this clause "party" includes every Guarantor

         8.6      RIGHTS AND EASEMENTS

                  The operation of the Law of Property Act Section 62 is excluded from this letting and the only rights granted to the Tenant are those expressly set out in the Lease and the Tenant will not during the Term acquire or become entitled to any easement over any adjoining premises and any easement exercised over any adjoining premises will be regarded as being by virtue of a determinable licence from the Landlord

         8.7      PERPETUITY PERIOD

                  The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in the Lease either party is granted a future interest it must vest within that period and if it has not it will be void

         8.8      VAT ELECTION

                  If the Landlord has an option whether or not to charge VAT on the Rents or any of them the Tenant hereby irrevocably consents to the free exercise of that option by the Landlord to the extent from time to time permitted by law

9.       BREAK CLAUSE

         The Tenant may determine this Lease on the fifth anniversary of the Term Commencement Date by giving no less than twelve months' prior notice in writing to the Landlord though without prejudice to the rights of either party in relation to any antecedent breach

10.      LANDLORD AND TENANT (COVENANTS) ACT 1995

         The Landlord and the Tenant certify that this is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995

11.      RIGHTS OF THIRD PARTIES

         This Lease does not create, confer or purport to confer any benefit or right enforceable by any person not a party to it except that a person who is a permitted successor to or assignee of the rights of a party to this Lease is deemed to be a party to this Lease

IN WITNESS of which this Deed has been duly executed the day and year first above written

                                 FIRST SCHEDULE

                                (Rights granted)

The Tenant and those deriving title through or otherwise authorised by the Tenant shall have the following rights during the Term:

1. At all times the right of access to and egress from the Premises on foot and (where appropriate) with vehicles through the Common Parts and the right otherwise to use the Common Parts for the purposes for which they are intended

2. The right to connect into and use (subject to the Regulations and the regulations of any appropriate authority) the Conducting Media now or during the Term serving the Premises

3. The right to connect into and use such Facilities as may from time to time be available for connection to individual Units

4. The right of support and protection for the Premises from the remainder of the Building

5. The right to store rubbish in any bin store area designated by the Landlord

6. The right to use those ground floor showers and lavatories in the Building that are designated from time to time by the Landlord

7. The right to display in such area of the Building as the Landlord shall specify from time to time a nameplate or sign in a position and of a size to be approved by the Landlord showing the Tenant's name and other details approved by the Landlord subject however to the provisions of clause 4.10

8. The right for the Tenant and all persons authorised by the Tenant (including contractors and workmen) to enter other parts of the Building but so far only as such entry may be:

      8.1 necessary to enable the Tenant to perform its obligations under this Lease or any document supplemental to this Lease or

      8.2 reasonably incidental to the use and enjoyment of the Premises in accordance with the terms of this Lease and subject to the Tenant causing as little disturbance or inconvenience as possible and making good forthwith to the reasonable satisfaction of the Landlord any damage done to any other parts of the Building in exercise of such right

9. The right to lay and run other conducting media for telecommunications, electricity, data transfer and anything reasonably required for the Tenant's use of the Premises through the ceiling and floor voids above and below the Premises subject to the Landlord's prior consent which shall not be unreasonably withheld or delayed (and such works will be treated as internal non-structural alterations in relation to clause 4.9 of this Lease)

                                 SECOND SCHEDULE

                                (Rights reserved)

1. The free passage and running of water soil gas telephone and any other services or supply through all Conducting Media now or within the Term to be constructed to serve any Retained Property or adjoining property and passing in over or under the Premises together with the right on not less than 48 hours' notice (save in emergency) to enter upon the Premises for the purpose of constructing inspecting connecting into repairing or renewing such Conducting Media or any of them making good any damage thereby caused

2. The right to lay install and maintain in on under or over the Premises at any time during the Term any Conducting Media for the provision of services or supplies to any adjoining property

3. The right at all reasonable times and (save in cases of emergency) upon reasonable prior notice to enter and for so long as reasonably required to remain in the Premises:

      3.1 to ascertain that the covenants and conditions of this Lease have been and are being observed and performed

      3.2 to view and record the state of repair and condition of the Premises and/or take schedules and/or inventories of fixtures and other items to be yielded up on the expiration of the Term

      3.3 to give to the Tenant (or leave upon the Premises) a notice specifying any defects wants of repair cleaning maintenance or decorating or other breaches of covenants under the terms of this Lease

      3.4 to inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review and

      3.5 to carry out any works of repair construction development improvement alteration or otherwise to or in any other Units the Retained Property or any adjoining property and for the purpose of such works to erect scaffolding notwithstanding interference with the access of light or air to the Premises or temporary interference with any other right or easement (but so that as far as practicable pedestrian access to the Premises and supplies of water gas telephone and electricity and drainage to the Premises where applicable will be maintained at all times)

      3.6   to carry out the Services


4. Full right and liberty at any time after the date of this Lease to alter raise the height of or rebuild any buildings erected or at any time hereafter erected on any premises adjoining the Building or elsewhere notwithstanding the fact that the same may obstruct affect or interfere with the amenity of or the access to the Premises or the passage of light and air to the Premises

5. The right with the Landlord's Surveyor and the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this Lease at any reasonable time and on reasonable prior notice to enter upon inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of such provisions for rent review

6. The right of support and protection for the Building and the Retained Property from the Premises

7. The right in an emergency to pass through the Premises in accordance with any regulation or requirement of any competent authority

                                 THIRD SCHEDULE

                             (Rent and Rent Review)

1.    DEFINITIONS

      1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

            1.1.1 "Assumptions" means the following assumptions at the relevant Review Date:

                        (a) that no work has been carried out on the Premises by the Tenant its subtenants or their predecessors in title during the Term which has diminished the rental value of the Premises

                        (b) that if the Premises or any access or essential services to them have been destroyed or damaged they have been fully restored

                        (c)   (i)  that the covenants contained in this Lease on
                                   the part of the Tenant have been fully
                                   performed and observed; and

                              (ii) that if there are any breaches of any
                                   Landlord's covenants they are at most minor and not of any material nature or effect

                        (d) that the Premises are available to be let by a willing landlord to a willing tenant by one lease without a premium being paid by either party and with vacant possession

                        (e) that the Premises are ready for and fully fitted out and equipped for immediate occupation and for all purposes required by the willing tenant referred to in paragraph

                              1.1.1(d) and that all the services required for such occupation and use are connected to and immediately available for use at the Premises

                        (f)   that the lease referred to in paragraph 1.1.1
                              (d) contains the same terms as this Lease except the amount of the Initial Rent and any rent-free or nominal rent-free period allowed to the Tenant but including the provisions for rent review on the Review Dates and is to be regarded (notwithstanding its date of commencement) as a new tenancy as defined in Section 28 of the Landlord and Tenant (Covenants) Act 1995

                        (g) that the rent under the lease referred to in paragraph 1.1.1(d) shall be ascertained ignoring and without making any discount reduction or allowance to reflect (or compensate the Tenant for the absence of) any rent free period or concessionary rent period or contribution to fitting out works or other inducement which would or might be made by the willing landlord to the willing tenant upon the grant of the said lease

                        (h) that the term of the lease referred to in paragraph 1.1.1 (d) is a period of 10 years and that such term begins on the relevant Review Date and that rent shall commence to be payable from that date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such lease as those specified in this Lease

                        (i)   that the Tenant is able to recover any Value

                              Added Tax payable by it on rent and other payments to be made by it under this Lease

                        (j) that the Tenant proposes either to occupy the whole of the premises or that subtenants are immediately available for any parts that the Tenant does not intend to occupy and that such subtenants are willing and able to enter into underleases on similar terms (other than as to rent) and with the same assumptions and disregards as this Lease and that all consents required by the Tenant or sub-tenant will be granted and that all sub-leases will begin on the relevant Review Date

                        (k) that all Internal Car Parking Spaces and External Car Parking Spaces are available to the Tenant pursuant to and on the terms of the Internal Car Parking Licence and External Car Parking Licence and that none have been surrendered by the Tenant (but that the Tenant's rights to surrender the same as Licensee under the terms of the Internal Car Parking Licence and the External Car Parking Licence respectively are similarly available) PROVIDED ALWAYS that in determining the effect upon the review of rent under this Lease of the said internal and external parking spaces enjoyed pursuant to the said internal and external parking licences full regard is had to:

                              (a) the licence fees presently charged by the Landlord to the Tenant separately under each of the licences for each parking space; and

                              (b) the fact that the said licence fees are themselves subject to annual upwards only reviews and not 5 yearly reviews and the likely benefit to the Landlord of such reviews in the period up to the next review of rent under this lease; and

                              (c) the basis upon which the said licence fees are reviewed; and

                              (d) the likely determination of any licence fee review outstanding at the time the rent under this Lease falls to be reviewed

            1.1.2 "Disregarded Matters" means:

                        (a) any effect on rent of the fact that the Tenant its subtenants or their respective predecessors in title have been in occupation of the Premises

                        (b) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant its subtenants or their predecessors in title in their respective businesses

                        (c) any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either:

                              (i)   by the Tenant its subtenants or their
                                    respective predecessors in title during the Term or during any period of occupation prior to the Term arising out of any agreement to grant this Lease or

                              (ii) by any tenant or subtenant of the Premises before the commencement of the Term so long as the Landlord or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises

                        (d) any effect on rent of any requirement in the lease referred to in paragraph 1.1.2(c)(ii) for the Tenant to require the Landlord's consent to assign or for the Tenant to enter into an Agreement pursuant to clause 4.11.5(a)

                        (e) all restrictions whatsoever relating to the amount of rent or the payment or recovery of rent contained in any Act of Parliament and any direction thereby given relating to any method of determining rent which may have the effect of reducing the current market rental

1.1.3 "President"       means the President for the time being of the Royal
                        Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.1.4 "Review Period"   means the period between the Review Date and the last
                        day of the Contractual Term



2.    ASCERTAINING THE BASIC RENT

      2.1   The Basic Rent shall be:

            2.1.1 until the Review Date the Initial Rent and

            2.1.2 during the Review Period a rent equal to the greater of:

                  (a) the Basic Rent payable immediately prior to the Review Date or (if payment of Basic Rent has been suspended pursuant to the proviso to that effect contained in this Lease) the Basic Rent which would have been payable had there been no such suspension or

                  (b) such rent as may be ascertained in accordance with this Schedule

      2.2 If the parties shall fail to agree the new rent the Landlord may not more than three months before the Review Date require the open market yearly rack rent to be determined by the Independent Surveyor who shall act as an arbitrator or expert at the option of the Landlord (such option to be exercised by the Landlord at that time and in default it being agreed that the Independent Surveyor is to act as an Expert)

      2.3 The revised Basic Rent to be determined by the Independent Surveyor shall be such as he shall decide to be the best yearly rack rent at which the Premises might be expected to be let on the open market at the Review Date making the Assumptions but disregarding the Disregarded Matters

      2.4 In the case of the Independent Surveyor acting as an arbitrator the arbitration shall be conducted in accordance with the Arbitration Act 1996 except that if the arbitrator appointed pursuant to paragraph 2.2 shall die or decline to act the President may on the application of either party discharge the Arbitrator and appoint another in his place and the cost of the arbitration shall be allocated by the Arbitrator

      2.5 In the case of the Independent Surveyor acting as an expert the fees and expenses of his nomination shall be borne equally by the Landlord and the Tenant who shall otherwise each bear their own costs and if the expert nominated pursuant to paragraph 2.2 hereof shall die or decline to act the President may on the application of either party discharge the valuer and appoint another in its place

      2.6 Whenever the revised Basic Rent shall have been ascertained in accordance with this Schedule memoranda to that effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

3.    ARRANGEMENTS PENDING ASCERTAINMENT OF REVISED BASIC RENT

      3.1 If the revised Basic Rent payable during any Review Period has not been ascertained by the Review Date the Basic Rent shall continue to be payable at the rate previously payable such payments being on account of the Basic Rent for the Review Period

      3.2 If one party shall upon publication of the arbitrator's award or the determination by the expert pay all the Independent Surveyor's fees and expenses such party shall be entitled to recover such proportion of them (if any) as the Independent Surveyor shall award against the other party

4.    PAYMENT OF REVISED BASIC RENT

      4.1 If the revised Basic Rent shall be ascertained on or before the Review Date and that date is not a quarter day the Tenant shall on the Review Date pay to the Landlord the amount by which one quarter's Basic Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Basic Rent at the rate of the revised Basic Rent any necessary apportionment being made on a daily basis and according to the number of days in the period ruling which the revised Basic Rent is payable relative to 365 days for that part of the quarter during which the revised Basic Rent is payable

      4.2 If the revised Basic Rent payable during the Review Period has not been ascertained by the Review Date then immediately after the date when the same shall be agreed between the parties or the date upon which the arbitrator's award or expert's determination shall be received by both parties the Tenant shall pay to the Landlord:

            4.2.1 any shortfall between the Basic Rent which would only have been paid on the Review Date and on any subsequent quarter days had the revised Basic Rent been ascertained on or before the Review Date and the payments made by the Tenant on account and

            4.2.2 interest at three percentum less than the Interest Rate prevailing on the day upon which the shortfall is paid in respect of each instalment of Basic Rent due on or after Review Date on the amount by which the instalments of revised Basic Rent which would have been paid on the Review Date or the relevant quarter day exceeds the amount paid on account and such Interest shall be payable for the period from the date upon which the instalment was due up to the date of payment of the shortfall

5.    ARRANGEMENTS WHEN INCREASING BASIC RENT PREVENTED ETC


      5.1 If on the Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Basic Rent in accordance with this Lease and/or to recover any increase in the Basic Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Basic Rent the payment of which has only been deferred by law) on giving not less than


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            one month's notice in writing to the Tenant at any time after the restriction or modification is removed relaxed or modified to invoke the provisions of paragraph 5.2

      5.2 Upon the service of a notice pursuant to paragraph 5.1 the Landlord shall be entitled:

            5.2.1 to proceed with any review of the Basic Rent which may have been prevented or further to review the Basic Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of the said notice shall be deemed for the purposes of this Lease to be the Review Date

            5.2.2 to recover any increase in Basic Rent with effect from the earliest date permitted by law


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                                 FOURTH SCHEDULE

                    (Matters to which the demise is subject)

The matters contained in or referred to in the title registers of title numbers TY359222 and TY149332 insofar as the same subsist, relate to and affect the Premises (excluding financial charges) as at the 21st day of May 2001 and the 15th day of March 2001 respectively


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

                                 FIFTH SCHEDULE

                                (Service Charge)

1.    THE SERVICES

      In this part of this Lease "the Services" are those services appropriate to the proper efficient and effective management and maintenance of the Building including (but not limited to):

      1.1 keeping the structure walls foundation roofs floors and ceilings of the Building and any other part of the Building which is not included in a Unit in good and substantial repair condition and decoration (which shall include the renewal and rebuilding of the same where repair is no longer economically viable)

      1.2 the inspection testing repair servicing and maintenance (including replacement of parts where appropriate) of the Retained Property (which for the avoidance of doubt in this Schedule shall not include any areas of the Building designated from time to time for use as a cafe or as conference facilities)

      1.3 cleaning and lighting the Retained Property and refuse disposal and window cleaning to the external windows in the Building and its atrium as often (in each case) as the Landlord shall deem necessary

      1.4 decorating and furnishing the Retained Property and providing and maintaining decorative features such as landscaped areas flowers shrubs trees and grassed areas

      1.5   operating all Facilities

      1.6   the provision of heating and air conditioning for the Building

      1.7 providing further or improved Facilities for the greater amenity of those using or for the more efficient management of the Building

      1.8 carrying out such works and taking such other action as may be appropriate in order to comply with the lawful requirements or recommendations of any insurer or any authority

      1.9 taking such action as may be appropriate to maintain the security of the Building including the provision of a CCTV system

      1.10  the preparation and enforcement of Regulations

      1.11 insurance of plant and equipment and of the furnishings and contents of the Retained Property and such other insurance relating to the management of the Building as the Landlord may consider prudent


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

      1.12 enforcing or attempting to enforce the observance of covenants on the part of any lessee of part of the Building

      1.13 providing a reception/concierge facility during normal business hours and such extended hours as the Landlord shall notify the Tenant in the Regulations from time to time

      1.14 any other services and works as the Landlord may deem desirable or necessary in the interest of high standards of estate management for the benefit of the Building or any part thereof or the lessees tenants or occupiers thereof or for securing or enhancing any amenity of or within the Building

2.    SERVICE COSTS (FIRST FIVE YEARS)

      During the period commencing from the Term Commencement Date and expiring on the day immediately preceding the fifth anniversary of the Term Commencement Date ("the Initial Period") the Service Cost Payment shall be calculated as follows:

      2.1 "Base Service Charge" shall mean L103,615.25 (ie L4.45 per square foot)

      2.2 "Index" means the Index of Retail Prices as published by the Office for National Statistics

      2.3   The "Service Cost Payment" shall be:

            2.3.1 until the first anniversary of the Term Commencement Date the
                  Base Service Charge and

            2.3.2 with effect from each subsequent anniversary of the Term
                  Commencement Date (until the expiry of the Initial Period) the greater of:

                  (a) the Service Cost Payment payable immediately prior to the relevant anniversary thereof or

                  (b) the revised Service Cost Payment when the same is increased by the same proportion as the increase in the Index during such period in accordance with the following formula:

                      RS = R x (CV divided by PV)

                      where

                      RS = the revised Service Cost Payment payable with effect from the relevant anniversary

                      R = the Service Cost Payment payable immediately prior to the relevant anniversary


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


                      CV (Current Value) = the most recently published value of the Index available at the date of the relevant anniversary

                      PV (Previous Value) = the most recently published value of the Index available at the date of the previous anniversary or (in the case of the first review thereof) at the date this Lease is executed (being 173.3 a at July 2001)

      2.4 If it becomes impossible by reason of any change after today's date in the methods used to compile the Index or for any reason whatsoever to calculate the revised Service Cost Payment payable under the terms of this paragraph 2 or if any dispute or question whatsoever shall arise between the parties with respect to the construction or effect of this Schedule such questions shall be determined by an Arbitrator appointed either by agreement between the parties or (in the absence of agreement within 14 days of one party giving notice to the other of its nomination or nominations) on the nomination of the President (bearing the same meaning given in the Third Schedule) on the application of either party no earlier than three months prior to the relevant anniversary this being deemed to be a submission to arbitration within the meaning of the Arbitration Act 1996 who shall have full power to determine on such dates as he shall deem apposite what would have been the increase in the Index had it continued to be calculated on the same basis as it is currently calculated or (if that determination shall also be impossible) shall determine an appropriate revised Service Cost Payment for the purposes of paragraph.2.3.2(b) having regard to the purposes and intent of the provisions in this Schedule for the indexation of the Base Service Charge

      2.5 The Tenant hereby covenants to pay to the Landlord by way of additional rent by equal quarterly instalments in advance on each quarter day during the Initial Period and proportionally for less than a year (the first payment or proportionate payment to be made on the date of this Lease) an annual Service Charge Payment in such sum as is calculated pursuant to paragraph 2 of this Schedule

3.    SERVICE COSTS (AFTER 5 YEARS)

      In this part of this Lease "Service Costs" means the aggregate of: --

      3.1 all rates taxes charges assessments and outgoings payable in respect of all or any part of the Retained Property or in respect of the Building as a whole (as distinct from any one or more Units)

      3.2 the cost of electricity gas oil or other fuel supplies for the provision of the Services or otherwise consumed in the Retained Property


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

      3.3 the cost of providing maintaining and renewing such equipment materials and supplies as are from time to time required in order to provide the Services

      3.4 the cost of all maintenance and other contracts entered into in relation to the provision of the Services

      3.5 all contributions to Conducting Media roads party wall or structures or other things common to or used in common by the Building and other property

      3.6 the cost to the Landlord of complying with or contesting the requirements or proposals of any authority insofar as they relate to the Building (as distinct from any particular Unit)

      3.7 the reasonable fees of managing agents (if any) retained by the Landlord in relation to the management of the Building the provision of the Services and the collection of Rent Insurance Rent Service Charge and Service Charge Payment (as defined in clause 4.1 of this Schedule) due from tenants and occupiers of the Building (or where any such task is carried out by the Landlord a reasonable charge for the Landlord in relation thereto)

      3.8 the cost of obtaining from time to time professional valuations of the Building for insurance purposes

      3.9 the cost of preparing and auditing Service Charge accounts (whether carried out by the Landlord or by the Landlord's Surveyor or accountants)

      3.10 VAT (or other tax) where chargeable on any of the Service Costs to the extent that it cannot be recovered as an input by the Landlord

      3.11 all other costs charges expenses and outgoings incurred in or incidental to the provision of the Services

4.    THE SERVICE CHARGE (AFTER 5 YEARS)

      4.1   In this clause:

            "Account Date"                means 31 December in each year or such
                                          other date in each year as the
                                          Landlord may reasonably stipulate

            "Account Period"              means the period from and excluding
                                          one Account Date up to and including
                                          the next Account Date

            "Total Charge"                means the total of all Service Costs
                                          during an Account Period net of any
                                          receipts from insurers the Tenant or
                                          other occupiers of the Building or
                                          third parties (otherwise


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


                                          than by way of a service charge) which
                                          are properly applicable towards
                                          payment of such Service Costs


            "Service Charge Proportion"   means such percentage as the
                                          Landlord's Surveyors consider is a
                                          fair proportion and the Landlord's
                                          Surveyor's decision shall in the
                                          absence of manifest error be final and
                                          binding of the Total Charge

            "Service Charge Payment"      means payment on account of the
                                          Service Charge Proportion

            "Account Statement"           means a statement certified by a duly
                                          qualified surveyor or accountant (and
                                          in the absence of manifest error to be
                                          accepted by the Tenant as conclusive)
                                          showing: the Total Charge for the
                                          relevant Account Period the Service
                                          Charge Proportion details of all
                                          Service Charge Payments received in
                                          respect of the relevant Account Period
                                          and any balance of Service Charge
                                          Proportion due from the Tenant or
                                          refund due to the Tenant


      4.2 The Tenant hereby covenants to pay to the Landlord by way of additional rent by equal quarterly instalments in advance on each quarter day from the date of expiry of the Initial Period and thereafter throughout the Term and proportionally for less than a year (the first payment or proportionate payment to be made on the fifth anniversary of the Term Commencement Date) an annual Service Charge Payment in such sum as the Landlord may from time to time reasonably demand having regard to actual and anticipated Service Costs

      4.3 As soon as practicable after an Account Date the Landlord shall submit to the Tenant an Account Statement for the Account Period ending on that Account Date giving details of the Service Charge Proportion and the aggregate Service Charge Payments for that Accounting Period and

            4.3.1 if the Account Statement shows that a balance of Service
                  Charge is due from the Tenant the Tenant shall pay such balance to the Landlord within fourteen days of receipt of the Account Statement

            4.3.2 if the Account Statement shows that a refund is due to the
                  Tenant such refund shall during the Term be set off against future Service Charge Payments and following the determination of the Term be set off against any other monies due from the Tenant to the Landlord and the balance (if any) paid to the Tenant


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

      4.4 Where the commencement of the Contractual Term and the date of the expiration of the Term do not coincide with the beginning or end respectively of an Account Period the Service Charge Proportion for the initial and final part of the Account Periods shall be that proportion of the Service Charge which relates to the period on and from the commencement of the Contractual Term or ending on the date of the expiration of the Term as the case may be apportioned on a daily basis according to the number of days in the whole of the relevant Account Periods

      4.5 The provisions of this clause will survive the expiration of the Term

5.    ROOF GARDEN/BALCONY (THE WHOLE TERM)


      5.1 The Landlord shall throughout the Term provide as part of the Services for the Premises only maintenance repair and decoration of the railings on the roof including the balcony railings

      5.2 The Tenant covenants to pay to the Landlord by way of additional rent an additional Service Charge payment within 14 days of receiving an invoice for the same in respect of the reasonable and proper costs (including the ancillary costs referred to in the definition of "Service Costs"' contained in paragraph 3 above) of providing the services referred to in paragraph 5.1


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

EXECUTED AS A DEED by

PARABOLA ESTATES LIMITED acting
by:


Director                [Illegible signature]


Director/Secretary      [Illegible signature]


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